UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2021

CODA OCTOPUS GROUP, INC.

(Name of Small Business Issuer in its Charter)

Delaware	001-38154	34-2008348
(State or other jurisdiction of incorporation or organization	(Commission File Number)	(I.R.S. Employer Identification Number)

3300 S Hiawassee Rd., Suite 104-105

Orlando, Florida 32835

(Address, Including Zip Code of Principal Executive Offices)

863-937-8985

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CODA	Nasdaq

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 14, 2021, Coda Octopus Group, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the following matters were submitted to a vote of the stockholders of the Company:

		For	Against	Abstain	Withheld

1.	Election of Directors

	Annmarie Gayle	7,317,144	-0-		118,441
	Michael Hamilton	7,306,350	-0-		129,235
	Mary Losty	7,116,930	-0-		318,655
	G. Tyler Runnels	7,244,332	-0-		191,253
	J. Charles Plumb	7,248,724	-0-		186,861

2.	Approval of the Coda Octopus Group, Inc. 2021 Stock Incentive Plan	6,654,817	766,032	14,736

3.	Ratification of Appointment of Frazier & Deeter, LLC. as the Company’s independent registered public accounting firm	7,400,308	13,952	21,325

4.	Approval on an advisory basis of executive compensation	7,331,864	57,922	45,799

Exhibit number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 20, 2021

Coda Octopus Group, Inc.

By:	/s/ Annmarie Gayle
Chief Executive Officer